Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller	Document Number 20090868125-81
Ross Miller Secretary of State	Filing Date and Time 12/17/2009 3:30 PM
State of Nevada	Entity Number E0647342009-4

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY
1. Name of Corporation	APPS GENIUS CORP

2.Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent		CSC SERVICES OF NEVADA, INC.
	☐ Noncommercial Registered Agent (name and address below)		OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (If different from street address)			City		Zip code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares With par value:	100,000,000 common shares @ .001 20,000,000 preferred shares @ .001	Par value Per share:	$.001	Number of Shares Without par value:
4. Name and Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1.		ADAM KOTKIN
Name
	157 BROAD STREET, SUITE 109-C			RED BANK	NJ	07771
	Street Address			City	State	Zip Code
	2		ADAM WASSERMAN
Name
	157 BROAD STREET, SUITE 109-C			RED BANK	NJ	07771
	Street Address			City	State	Zip Code
5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)	CSC SERVICES OF NEVADA, INC.			X
	Name			Incorporator Signature
	502 EAST JOHN STREET			CARSON CITY	NV	89706
	Address			City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named Entity.
	X By:				12/17/09
	Authorized Signature or Registrant Agent or on Behalf of Registered Agent Entity				Date

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that APPS GENIUS CORP., did on
December 17, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 18, 2009 /s/ Ross Miller Ross Miller Secretary of State
Certified By: Nita Hibshman You may verify this certificate Certificate Number: C20091218-0155 online at http://www.nvsos.gov/